Report of Independent
Accountants
December 16, 1997
To the Shareholders
and Board of Directors of
Salomon Brothers Worldwide
Income Fund Inc
In planning and performing
our audit of the financial
statements of Salomon
Brothers Worldwide Income
Fund Inc (the "Fund") for the
year ended October 31, 1997,
we considered its internal
control, including control
activities for safeguarding
securities, in order to
determine our auditing
procedures for the purpose
of expressing our opinion
on the financial statements
and to comply with the
requirements of Form N-SAR,
not to provide assurance on
internal control. The
management of the Fund or is
responsible for establishing
and maintaining internal
control.  In fulfilling this
responsibility, estimates
and judgments by management
are required to assess the
expected benefits and related
costs of control activities.
Generally, control activities
that are relevant to an audit
pertain to the entity's objective
of preparing financial statements
for external purposes that are
fairly presented in conformity
with generally accepted
accounting principles.  Those
control activities include the
safeguarding of assets against
unauthorized acquisition, use
or disposition.Because of
inherent limitations in internal
control, errors or irregularities
may occur and not be detected.
Also, projection of any
evaluation of internal control
to future periods is subject to
the risk that it may become
inadequate because of changes
in conditions or that the
effectiveness of the design and
operation may deteriorate.Our
consideration of internal control
would not necessarily disclose
all matters in internal control that
might be material weaknesses
under standards established by
the American Institute of
Certified Public Accountants.
A material weakness is a
condition in which the design or
operation of any specific internal
control components does not
reduce to a relatively low level
the risk that errors or irregularities
in amounts that would be material
in relation to the financial
statements being audited may occur
and not be detected within a timely
period by employees in the normal
course of performing their
assigned functions.  However, we
noted no matters involving internal
control, including control activities
for safeguarding securities, that we
consider to be material weaknesses
as defined above as of October 31,
1997.This report is intended solely
for the information and use of
management and the Board of
Directors of the Fund and the
Securities and Exchange
Commission.PRICE
WATERHOUSE LLP